Exhibit 99

November 20, 2008

HELMERICH & PAYNE, INC. ANNOUNCES RECORD FOURTH QUARTER AND

FISCAL YEAR-END EARNINGS

Helmerich & Payne, Inc. reported record net income of $461,738,000 ($4.34 per diluted share) from operating revenues of $2,036,543,000 for its fiscal year ended September 30, 2008, compared with net income of $449,261,000 ($4.27 per diluted share) from operating revenues of $1,629,658,000 during the prior fiscal year ended September 30, 2007.  Included in fiscal 2008 and 2007 net income is non-operating related income (after-tax) of $0.27 and $0.74 per diluted share, respectively.  Non-operating items included are gains on the sales of investment securities, gains from involuntary conversion of long-lived assets, and income from asset sales.

Net income for the fourth quarter of fiscal 2008 was $126,485,000 ($1.18 per diluted share) from operating revenues of $583,719,000, compared with net income of $116,410,000 ($1.10 per diluted share) from operating revenues of $449,449,000 during last year’s fourth quarter.  Included in net income were gains from non-operating type activities mentioned above that totaled $0.05 per diluted share for the fourth quarter of 2008 and $0.13 per diluted share for the fourth quarter of 2007.

Helmerich & Payne, Inc. also announced today that, since its last announcement in late July, the Company has signed 13 long-term contracts with five exploration and production companies to operate 13 new FlexRigs®*.  The names of the customers and other terms were not disclosed.  Since the beginning of fiscal 2008, the Company has announced 63 new contracts for the construction and operation of 63 new FlexRigs under long-term contracts with term durations of three years or greater.  This also brings to 140 the total number of long-term commitments for new FlexRigs that have been announced by the Company since March, 2005.  To date, 107 of the 140 new builds have been completed, with the remaining 33 scheduled for completion in the next twelve months.  Upon completion of these commitments, FlexRigs will represent 73% of the Company’s global fleet and over 80% of its U.S. land rig fleet.

Company President and C.E.O., Hans Helmerich commented, “With 58% of our U.S. land potential revenue days in fiscal 2009 already under long-term contracts with strong dayrates, and with the addition of the 13 new build orders announced today, we are optimistic about the position of the Company as we head toward uncertain times in the oil services industry.  In the long term we believe our customers’ capital spending plans and demand for drilling services will improve and that the retooling of the industry’s rig fleet will continue.”

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News Release

November 20, 2008

Total Company operating income increased to an all time high of $190,706,000 for the fourth quarter of 2008, compared with $177,807,000 during the third quarter of 2008, and $166,709,000 for the fourth quarter of 2007.  This year’s fourth quarter results for the U.S. land segment were negatively affected by $11.7 million of abandonment charges  ($0.07 per share after tax), mostly associated with obsolete equipment.  Including the non-cash abandonment charge, segment operating income for U.S. land operations was $158,724,000 for the fourth quarter of 2008 compared with $159,413,000 for the third quarter of 2008 and $124,191,000 for the fourth quarter of 2007.

Total revenue days for U.S. land operations increased 7.3% from 15,263 during the third quarter of 2008 to 16,382 during the fourth quarter of 2008.  Rig margins for U.S. land operations averaged $13,163 per day during the fourth quarter of fiscal 2008, compared with $13,365 per day during the third quarter of 2008, and $12,221 during the fourth quarter of 2007.  The $202 per day sequential decline resulted from a slightly higher average rig revenue per day that was more than offset by an increase in daily operating cost.

The Company’s offshore operations reported segment operating income of $13,664,000 for the fourth quarter of fiscal 2008, compared with $12,013,000 for the third quarter of fiscal 2008 and $6,343,000 for the fourth quarter of fiscal 2007.  During both the third and fourth quarters of 2008, eight of the Company’s nine offshore platform rigs were working (89% utilization), compared with 59% utilization during last year’s fourth quarter.

Segment operating income for the Company’s international land operations was $18,573,000 during this year’s fourth quarter, compared with $17,492,000 during this year’s third quarter and $32,358,000 during last year’s fourth quarter.  Income for this year’s third and fourth quarters was down compared to last year’s fourth quarter primarily as a result of significantly higher daily operating cost and an early termination fee that favorably impacted last year’s fourth quarter by approximately $6 million.  Average rig utilization for the fourth quarter of 2008 was 97%, compared with 79% for the third quarter of fiscal 2008 and 81% for the fourth quarter of fiscal 2007.  By the end of the fourth quarter, all of the Company’s international land rigs were working.  Two of the previously announced new international FlexRigs have been completed and mobilized and are currently working in South America.  Five others are at various stages of construction and mobilization to South America.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 20, 2008, the Company’s existing fleet included 189 U.S. land rigs, 31 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete another 33 new H&P-designed and operated FlexRigs.  Upon completion of these commitments, the Company’s global land fleet will include a total of 190 FlexRigs.

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News Release

November 20, 2008

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:  Juan Pablo Tardio

(918) 588-5383

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News Release

November 20, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
CONSOLIDATED STATEMENTS OF INCOME	2008	2008	2007	2008	2007

Operating Revenues:
Drilling – U.S. Land	$391,755	$437,376	$332,397	$1,542,038	$1,174,956
Drilling – Offshore	47,298	50,084	29,065	154,452	123,148
Drilling – International Land	80,585	93,300	85,130	328,244	320,283
Other	2,879	2,959	2,857	11,809	11,271
	522,517	583,719	449,449	2,036,543	1,629,658

Operating costs and other:
Operating costs, excluding depreciation	274,168	322,745	234,306	1,086,666	862,254
Depreciation	51,210	63,700	44,814	210,766	146,042
General and administrative	14,723	14,343	11,900	57,059	47,401
Research and development	522	1,311	—	1,833	—
In-process research and development	11,129	—	—	11,129	—
Gain from involuntary conversion of long-lived assets	(5,426)	—	(5,591)	(10,236)	(16,661)
Income from asset sales	(1,616)	(9,086)	(2,689)	(13,490)	(41,697)
	344,710	393,013	282,740	1,343,727	997,339

Operating income	177,807	190,706	166,709	692,816	632,319

Other income (expense):
Interest and dividend income	1,034	1,669	994	5,038	4,234
Interest expense	(4,651)	(4,434)	(4,034)	(18,689)	(10,126)
Gain on sale of investment securities	16,388	—	13,646	21,994	65,458
Other	66	(860)	(1,782)	(1,230)	(1,532)
	12,837	(3,625)	8,824	7,113	58,034

Income before income taxes and equity in income of affiliate	190,644	187,081	175,533	699,929	690,353

Income tax provision	70,187	66,440	62,588	255,557	250,984

Equity in income of affiliate net of income taxes	4,912	5,844	3,465	17,366	9,892
NET INCOME	$125,369	$126,485	$116,410	$461,738	$449,261

Earnings per common share:
Basic	$1.20	$1.20	$1.13	$4.43	$4.35
Diluted	$1.18	$1.18	$1.10	$4.34	$4.27

Average common shares outstanding:
Basic	104,530	105,211	103,475	104,284	103,338
Diluted	106,689	107,300	105,498	106,424	105,128

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News Release

November 20, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	9/30/08	9/30/07

ASSETS
Cash and cash equivalents	$121,513	$89,215
Other current assets	569,134	409,749
Total current assets	690,647	498,964
Investments	199,266	223,360
Net property, plant, and equipment	2,682,251	2,152,616
Other assets	15,881	10,429
TOTAL ASSETS	$3,588,045	$2,885,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$308,957	$226,612
Total noncurrent liabilities	538,614	398,241
Long-term notes payable	475,000	445,000
Total shareholders’ equity	2,265,474	1,815,516

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,588,045	$2,885,369

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News Release

November 20, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2008	2007

OPERATING ACTIVITIES:
Net income	$461,738	$449,261
Depreciation	210,766	146,042
In-process research and development	11,129	—
Changes in assets and liabilities	(7,366)	96,356
Gain from involuntary conversion of long-lived assets	(10,236)	(16,661)
Gain on sale of assets and investment securities	(35,354)	(107,017)
Other	(19,849)	(6,914)
Net cash provided by operating activities	610,828	561,067

INVESTING ACTIVITIES:
Capital expenditures	(705,635)	(894,214)
Insurance proceeds from involuntary conversion of long-lived assets	13,926	16,257
Proceeds from sale of assets and investments	48,415	179,387
Acquisition of business, net of cash acquired	(12,041)	—
Net cash used in investing activities	(655,335)	(698,570)

FINANCING ACTIVITIES:
Dividends paid	(19,333)	(18,638)
Repurchase of common stock	—	(17,621)
Net increase (decrease) in bank overdraft	—	(17,430)
Proceeds from exercise of stock options	14,537	3,802
Net proceeds from short-term and long-term debt	56,733	241,279
Excess tax benefit from stock-based compensation	24,868	1,473
Net cash provided by financing activities	76,805	192,865

Net increase in cash and cash equivalents	32,298	55,362
Cash and cash equivalents, beginning of period	89,215	33,853
Cash and cash equivalents, end of period	$121,513	$89,215

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News Release

November 20, 2008

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2008	2008	2007	2008	2007
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$391,755	$437,376	$332,397	$1,542,038	$1,174,956
Direct operating expenses	187,771	221,735	170,311	756,828	587,825
General and administrative expense	4,801	4,147	3,796	17,599	14,024
Depreciation	39,770	52,770	34,099	161,893	106,107
Segment operating income	$159,413	$158,724	$124,191	$605,718	$467,000

Revenue days	15,263	16,382	13,263	59,804	47,338
Average rig revenue per day	$24,543	$25,034	$23,666	$24,522	$23,573
Average rig expense per day	$11,178	$11,871	$11,445	$11,393	$11,170
Average rig margin per day	$13,365	$13,163	$12,221	$13,129	$12,403
Rig utilization	96%	98%	95%	96%	97%

OFFSHORE OPERATIONS
Revenues	$47,298	$50,084	$29,065	$154,452	$123,148
Direct operating expenses	31,166	32,159	18,961	104,454	85,556
General and administrative expense	1,276	964	959	4,452	4,824
Depreciation	2,843	3,297	2,802	12,152	10,687
Segment operating income	$12,013	$13,664	$6,343	$33,394	$22,081

Revenue days	732	736	485	2,442	2,141
Average rig revenue per day	$51,309	$52,452	$39,160	$47,743	$34,469
Average rig expense per day	$31,181	$30,054	$20,347	$29,655	$21,564
Average rig margin per day	$20,128	$22,398	$18,813	$18,088	$12,905
Rig utilization	89%	89%	59%	75%	65%

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News Release

November 20, 2008

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2008	2008	2007	2008	2007
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$80,585	$93,300	$85,130	$328,244	$320,283
Direct operating expenses	55,093	68,679	45,556	224,683	188,086
General and administrative expense	1,182	554	972	3,974	3,236
Depreciation	6,818	5,494	6,244	29,614	23,782
Segment operating income	$17,492	$18,573	$32,358	$69,973	$105,179

Revenue days	1,951	2,299	2,023	8,026	8,886
Average rig revenue per day	$38,709	$37,691	$37,847	$37,604	$31,465
Average rig expense per day	$25,638	$26,447	$18,250	$24,489	$16,708
Average rig margin per day	$13,071	$11,244	$19,597	$13,115	$14,757
Rig utilization	79%	97%	81%	82%	90%

Operating statistics exclude the effects of offshore management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$17,158	$27,275	$18,514	$75,519	$59,035
Offshore Operations	$4,296	$5,829	$3,145	$16,330	$14,328
International Land Operations	$5,066	$6,647	$8,563	$26,431	$40,113

With the growth of the drilling segments, the previously reported Real Estate segment has become a smaller percentage of total segment operating income.  As a result, the Real Estate segment has been included with other non-reportable business segments.  The amounts for fiscal 2007 and the three months ended September 30, 2007 have been restated to reflect this change.

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News Release

November 20, 2008

Segment operating income is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles segment operating income per the information above to income before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2008	2008	2007	2008	2007
Operating Income
U.S. Land	$159,413	$158,724	$124,191	$605,718	$467,000
Offshore	12,013	13,664	6,343	33,394	22,081
International Land	17,492	18,573	32,358	69,973	105,179
Other	(10,421)	(400)	1,294	(7,996)	5,007
Segment operating income	$178,497	$190,561	$164,186	$701,089	$599,267
Corporate general and administrative	(7,464)	(8,678)	(6,173)	(31,034)	(25,317)
Other depreciation	(1,087)	(1,137)	(1,016)	(4,156)	(3,010)
Inter-segment elimination	819	874	1,432	3,191	3,021
Gain from involuntary conversion of long-lived assets	5,426	—	5,591	10,236	16,661
Income from asset sales	1,616	9,086	2,689	13,490	41,697
Operating income	$177,807	$190,706	$166,709	$692,816	$632,319

Other income (expense):
Interest and dividend income	1,034	1,669	994	5,038	4,234
Interest expense	(4,651)	(4,434)	(4,034)	(18,689)	(10,126)
Gain on sale of investment securities	16,388	—	13,646	21,994	65,458
Other	66	(860)	(1,782)	(1,230)	(1,532)
Total other income (expense)	12,837	(3,625)	8,824	7,113	58,034

Income before income taxes and equity in income of affiliate	$190,644	$187,081	$175,533	$699,929	$690,353

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